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                                                                      EXHIBIT 11

                            MITCHAM INDUSTRIES, INC.
                      STATEMENT RE COMPUTATION OF EARNINGS
                                    PER SHARE
                 (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

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                                                                  THREE MONTHS ENDED
                                                                      APRIL 30,
                                                              -------------------------
                                                                 1998          1999
                                                              -----------   -----------
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COMPUTATION OF BASIC EARNINGS
  PER COMMON SHARE:

Net income (loss)                                             $     1,680   $    (1,242)
                                                              -----------   -----------

Weighted average number of common
     shares outstanding                                         9,437,000     9,546,000

Earnings per common share                                     $      0.18   $     (0.13)
                                                              ===========   ===========


COMPUTATION OF EARNINGS PER COMMON SHARE ASSUMING DILUTION:

Net income (loss)                                             $     1,680   $    (1,242)
                                                              -----------   -----------

Weighted average number of common shares outstanding            9,437,000     9,546,000

Net effect of dilutive common stock equivalents
   based on the treasury stock method, using
   the average market price                                       320,000          --
                                                              -----------   -----------

Common shares outstanding assuming dilution                     9,757,000     9,546,000
                                                              ===========   ===========
Earnings per common share assuming dilution                   $      0.17   $     (0.13)
                                                              ===========   ===========
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